UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2011

PIONEER BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-30541	54-1278721
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

263 East Main Street

P.O. Box 10

Stanley, Virginia 22851

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (540) 778-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2011, the Board of Directors of Pioneer Bankshares, Inc. and its subsidiary Pioneer Bank, appointed James F. Printz to fill the directorship vacancy resulting from the recent retirement of former director Louis M. Bosley.

Mr. Printz was appointed to directorship positions for both the Company and the subsidiary. Additionally, Mr. Printz was appointed to serve on the Asset/Liability-Funds Management and Electronic Data Processing/IT committees of the Bank.

Mr. Printz brings to the board approximately 38 years of business management and entrepreneurial experience within the Company’s designated service area. He holds a bachelor’s degree in Business Administration from Bridgewater College, as well as various insurance underwriting certifications and designations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER BANKSHARES, INC.

By:	/s/ THOMAS R. ROSAZZA
Thomas R. Rosazza
President and Chief Executive Officer

February 15, 2011